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                                                                      EXHIBIT 23






                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement
(Form S-8, No. 333-89576) pertaining to the EnPro Industries, Inc. Retirement Savings Plan for Hourly Workers and the EnPro Industries, Inc. Retirement Savings Plan for Salaried Workers and in the Registration Statement (Form S-8, No. 333-89580) pertaining to the EnPro Industries, Inc. 2002 Equity Compensation Plan of our report dated January 31, 2003, with respect to the consolidated financial statements and financial statement schedule included in this Annual Report (Form 10-K) of EnPro Industries, Inc. for the year ended December 31, 2002.




                                                           /s/ Ernst & Young LLP


Charlotte, North Carolina
March 13, 2003